Exhibit 10.23

                   LOAN AND SECURITY AGREEMENT

                           dated as of

                       September 28, 2001

                             between

                     ATLANTIC COAST AIRLINES

                               and

                       WACHOVIA BANK, N.A.

                        TABLE OF CONTENTS

                                                                Page

ARTICLE I. DEFINITIONS                                            1
 SECTION 1.01   DEFINITIONS                                       1
 SECTION 1.02   ACCOUNTING TERMS AND DETERMINATIONS              18
 SECTION 1.03   REFERENCES                                       18
 SECTION 1.04   USE OF DEFINED TERMS                             18
 SECTION 1.05   TERMINOLOGY                                      18

ARTICLE II. THE CREDITS                                          19
 SECTION 2.01  COMMITMENT TO LEND                                19
 SECTION 2.02  METHOD OF BORROWING                               19
 SECTION 2.03  CONTINUATION AND CONVERSION ELECTIONS             20
 SECTION 2.04  NOTE                                              20
 SECTION 2.03  MATURITY OF LOANS                                 20
 SECTION 2.06  INTEREST RATES                                    20
 SECTION 2.07  COMMITMENT FEE                                    21
 SECTION 2.08  OPTIONAL TERMINATION OR REDUCTION OF COMMITMENT   23
 SECTION 2.09  MANDATORY REDUCTION AND TERMINATION OF COMMITMENT 23
 SECTION 2.10  OPTIONAL PREPAYMENTS                              23
 SECTION 2.11  MANDATORY PREPAYMENTS                             23
 SECTION 2.12  GENERAL PROVISIONS AS TO PAYMENTS                 24
 SECTION 2.13  COMPUTATION OF INTEREST AND FEES                  24

ARTICLE III. CONDITIONS TO BORROWINGS                            25
 SECTION 3.01  CONDITIONS TO FIRST BORROWING                     25
 SECTION 3.02  CONDITIONS TO ALL BORROWINGS                      26

ARTICLE IV. LETTER OF CREDIT FACILITY                            27
 SECTION 4.01  OBLIGATION TO ISSUE                               27
 SECTION 4.02  TYPES AND AMOUNTS                                 27
 SECTION 4.03  CONDITIONS                                        27
 SECTION 4.04  ISSUANCE OF LETTERS OF CREDIT                     28
 SECTION 4.05  REIMBURSEMENT OBLIGATIONS; DUTIES OF THE LENDER   28
 SECTION 4.06  [INTENTIONALLY OMITTED]                           29
 SECTION 4.07  PAYMENT OF REIMBURSEMENT OBLIGATIONS              29
 SECTION 4.08 COMPENSATION FOR LETTERS OF CREDIT AND LENDER 30 REPORTING REQUIREMENTS
 SECTION 4.09  INDEMNIFICATION; EXONERATION                      30

ARTICLE V. REPRESENTATIONS AND WARRANTIES                        31
 SECTION 5.01  CORPORATE EXISTENCE AND POWER                     31
 SECTION 5.02  CORPORATE AND GOVERNMENTAL AUTHORIZATION;
               NO CONTRAVENTION                                  31
 SECTION 5.03  BINDING EFFECT                                    31
 SECTION 5.04  FINANCIAL INFORMATION                             31
 SECTION 5.05  NO LITIGATION                                     32
 SECTION 5.06  COMPLIANCE WITH ERISA                             32
 SECTION 5.07  COMPLIANCE WITH LAWS; PAYMENT OF TAXES            32
 SECTION 5.08  SUBSIDIARIES                                      32
 SECTION 5.09  INVESTMENT COMPANY ACT                            33
 SECTION 5.10  PUBLIC UTILITY HOLDING COMPANY ACT                33
 SECTION 5.11  OWNERSHIP OF PROPERTY; LIENS                      33
 SECTION 5.12  NO DEFAULT                                        33
 SECTION 5.13  FULL DISCLOSURE                                   33
 SECTION 5.14  ENVIRONMENTAL MATTERS                             33
 SECTION 5.15  CAPITAL STOCK                                     34
 SECTION 5.16  MARGIN STOCK                                      34
 SECTION 5.17  INSOLVENCY                                        34
 SECTION 5.18  INSURANCE                                         35
 SECTION 5.19  LABOR MATTERS                                     35
 SECTION 5.20  OTHER DEBT                                        35

ARTICLE VI. AFFIRMATIVE COVENANTS                                35
 SECTION 6.01  INFORMATION                                       35
 SECTION 6.02  INSPECTION OF PROPERTY, BOOKS AND RECORDS         37
 SECTION 6.03  CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE  37
 SECTION 6.04  COMPLIANCE WITH LAWS; PAYMENT OF TAXES            37
 SECTION 6.05  INSURANCE                                         37
 SECTION 6.06  MAINTENANCE OF PROPERTY                           37
 SECTION 6.07  ENVIRONMENTAL MATTERS                             38
 SECTION 6.08  NOTICES OF CERTAIN EVENTS                         38

ARTICLE VII. NEGATIVE COVENANTS                                  38
 SECTION 7.01  USE OF PROCEEDS                                   39
 SECTION 7.02  CONSOLIDATIONS, MERGERS AND SALES OF ASSETS       39
 SECTION 7.03  CHANGE IN FISCAL YEAR                             39
 SECTION 7.04  LOANS OR ADVANCES                                 39
 SECTION 7.05  RESTRICTED PAYMENTS                               39
 SECTION 7.06  INVESTMENTS                                       39
 SECTION 7.07  ACQUISITIONS                                      39
 SECTION 7.08  LIMITATION ON LIENS AND SUBSIDIARY DEBT           39
 SECTION 7.09  RESTRICTIONS ON ABILITY OF SUBSIDIARIES
               TO PAY DIVIDENDS                                  40
 SECTION 7.10  CONSOLIDATED FIXED CHARGES COVERAGE RATIO         40
 SECTION 7.11  CONSOLIDATED LEVERAGE RATIO                       40
 SECTION 7.12  MINIMUM LIQUIDITY                                 40
 SECTION 7.13  CONSOLIDATED SENIOR INDEBTEDNESS/EBITDA RATIO     41
 SECTION 7.14  DISSOLUTION                                       41

ARTICLE VIII. DEFAULTS                                           41
 SECTION 8.01  EVENTS OF DEFAULT                                 41

ARTICLE IX. CHANGE IN CIRCUMSTANCES                              43
 SECTION 9.01  BASIS FOR DETERMINING INTEREST RATE
               INADEQUATE OR UNFAIR                              43
 SECTION 9.02  ILLEGALITY                                        43
 SECTION 9.03  INCREASED COST AND REDUCED RETURN                 44
 SECTION 9.04  BASE RATE LOANS SUBSTITUTED FOR LIBOR RATE LOANS  45
 SECTION 9.05  COMPENSATION                                      45

ARTICLE X. SECURITY AGREEMENT                                    45
 SECTION 10.01 SECURITY INTEREST IN COLLATERAL                   45
 SECTION 10.02 SECURITY INSTRUMENTS; FURTHER ASSURANCES          46
 SECTION 10.03 POWER OF ATTORNEY                                 46

ARTICLE XI. MISCELLANEOUS                                        47
 SECTION 11.01 NOTICES                                           47
 SECTION 11.02 NO WAIVERS                                        47
 SECTION 11.03 EXPENSES; DOCUMENTARY TAXES                       47
 SECTION 11.04 INDEMNIFICATION                                   47
 SECTION 11.05 SETOFF; SHARING OF SETOFFS                        48
 SECTION 11.06 AMENDMENTS AND WAIVERS                            48
 SECTION 11.07 INDEPENDENCE OF COVENANTS                         48
 SECTION 11.08 SUCCESSORS AND ASSIGNS                            49
 SECTION 11.09 CONFIDENTIALITY                                   50
 SECTION 11.10 REPRESENTATION BY LENDER                          51
 SECTION 11.11 VIRGINIA LAW                                      51
 SECTION 11.12 SEVERABILITY                                      51
 SECTION 11.13 INTEREST                                          51
 SECTION 11.14 INTERPRETATION                                    52
 SECTION 11.15 WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION     52
 SECTION 11.16 COUNTERPARTS                                      52
 SECTION 11.17 SOURCE OF FUNDS -- ERISA                          52
 EXHIBIT A          FORM OF NOTE
 EXHIBIT B          FORM OF OPINION OF COUNSEL FOR THE BORROWER
 EXHIBIT C          FORM OF NOTICE OF BORROWING
 EXHIBIT D          FORM OF NOTICE OF CONTINUATION OR CONVERSION
 EXHIBIT E          FORM OF COMPLIANCE CERTIFICATE
 EXHIBIT F          FORM OF CLOSING CERTIFICATE
 EXHIBIT G          FORM OF OFFICER'S CERTIFICATE

 Schedule 4.08      SUBSIDIARIES
 Schedule 4.20      OTHER DEBT

               LOAN  AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is dated as of September 28, 2001 by and among ATLANTIC COAST AIRLINES (the "Borrower"), a California corporation, ATLANTIC COAST AIRLINES HOLDINGS, INC., a Delaware corporation ("Holdings"; Borrower and Holdings being herein collectively called the "Loan Parties" and, individually, a "Loan Party"), and WACHOVIA BANK, N.A. (the "Lender").

     The parties hereto agree as follows:

                           ARTICLE I.
                           DEFINITIONS

     SECTION 1.01   Definitions.

   The  terms  as  defined in this Section 1.01  shall,  for  all purposes  of this Agreement and any amendment hereto  (except  as
herein   otherwise  expressly  provided  or  unless  the  context
otherwise requires), have the meanings set forth herein:

     "Account" shall have the meaning ascribed to the term "account" under the UCC, and shall include, without limitation, any right to payment for goods sold or leased or for services rendered which is not evidenced by an Instrument, Document or Chattel Paper, whether secured or unsecured, and whether or not earned by performance.

     "Account Debtor" means any Person who is or may become obligated under or on account of an Account.

     "Acquisition" means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by the Borrower or any Subsidiary of all or substantially all of the assets of a Person (other than a Subsidiary) or of any business or division of a Person (other than a Subsidiary), (b) the acquisition by the Borrower or any Subsidiary of more than 50% of any class of Voting Stock (or similar ownership interests) of any Person (provided that formation or organization of any entity shall not constitute an "Acquisition" to the extent that the amount of the Investment in such entity is permitted under Section 6.06), or (c) a merger, consolidation, amalgamation or other combination by the Borrower or any Subsidiary with another Person (other than a Subsidiary) if the Borrower or such Subsidiary is the surviving entity; provided that in any merger involving the Borrower, the Borrower must be the surviving entity.

     "Affiliate" of any relevant Person means any other Person (other than a Subsidiary): (i) who directly, or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the relevant Person; (ii) who beneficially owns or hold 5% or more of any class of the Voting Stock of such Person; or (iii) 5% or more of the Voting Stock ( or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by such Person or a Subsidiary of such person. For the purposes of this Agreement, United shall not be deemed an Affiliate of a Loan Party.

     "Agreement" means this Loan and Security Agreement,  as  the
same  may  hereafter  be  amended,   modified,  supplemented   or
restated from time to time, and all exhibits hereto.

     "Applicable Law" means all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Documents in question, including, but not limited to, all applicable common law and equitable principles; all provisions of all applicable stat and federal constitutions, statutes, rules, regulations and orders of governmental bodies; order, judgment and decrees of all courts and arbitrators and all Environmental Laws.

     "Applicable Margin" means, for any day, the rate per annum set forth below opposite the applicable Consolidated Fixed Charges Coverage Ratio then in effect, it being understood that the Applicable Margin for (i) Revolving Credit Loans that are LIBOR Rate Loans shall be the percentage set forth in Table I under the column Applicable Margin for LIBOR Loans, (ii) Revolving Credit Loans that are Base Rate Loans shall be the percentage set forth in Table I under the column Applicable Margin for Base Rate Loans, (iii) the unused line fee shall be the percentage set forth in Table I under the column Applicable Margin for Unused Line Fee; and (iv) the letter of credit fee shall be the percentage set forth in Table I under the column Applicable Margin for Letter of Credit Fee:

                             Table I
  Revolving Credit Loans; Unused Line Fee: Letter of Credit Fee

Consolidated    Applicable  Applicable  Applicable  Applicable
Fixed Charges   Margin for  Margin for  Margin for  Margin for
Coverage Ratio  LIBOR       Base Rate   Letter of   Unused
                      Borrowings  Borrowings  Credit Fee  Line Fee
Less than or          1.375%     0.25%        1.375%      0.375%
  equal to 1.8
Greater than 1.8      0.95%      0.125%       0.95%       0.25%
  and less than or
  equal to 2.25
Greater than 2.25     0.875%     0.0%         0.875%      0.20%

     "Assignee" has the meaning set forth in Section 10.08(c).

     "Authority"  means  the  Metropolitan  Washington   Airports
Authority.

     "Availability" means the amount of money which Borrower is entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower) is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is zero (0).

     "Availability Reserve" means, on any date of determination thereof, an amount equal to the sum of (i) any amounts of past due rent or other charges (other than project rent as specified in the Lease) owing at such time by Borrower to the Authority under the Lease; (ii) any amounts which Borrower is obligated to pay pursuant to the provisions of the Loan Documents but does not pay when due and which Lender elects to pay pursuant to any of the Loan Documents for the account of Borrower; and (iii) the amount of all Letter of Credit Obligations outstanding at such date except for those with respect to the Bond Letter of Credit.

     "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal
Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

     "Base Rate Borrowing" means a Revolving Credit Borrowing if the advances under such borrowing bear or are to bear interest calculated by reference to the Base Rate.

       "Base Rate Loan" means a Revolving Credit Loan, or portion thereof, during any period in which it bears interest at a rate based upon the Base Rate.

     "Board of Governors" means the Board of Governors of the Federal Reserve System of the United States.

     "Bond Documents" mean collectively the Bond Loan Agreement, the Bonds, the Reimbursement Agreement, and all guaranties, agreements, opinions, certificates or assurances executed in connection therewith.

     "Bond   Letter   of  Credit"  means  Lender's   irrevocable,
transferable direct-pay letter of credit in substantially the form of Exhibit A to the Reimbursement Agreement in the original undrawn amount of $12,147,090.41.

       "Bond  Loan Agreement" means that certain Loan  and  Trust
Agreement dated as of May 1, 2001 between among Issuer, the Borrower and the Bond Trustee, pursuant to which the Issuer issued the Bonds.

     "Bond   Trustee"  means  Allfirst  Trust  Company,  National
Association.

     "Bonds"  mean  those certain Issuer's Variable  Rate  Demand
Revenue Bonds (Atlantic Coast Airlines) Series 2001 in the aggregate principal amount of $12,345,000.

     "Borrower" means Atlantic Coast Airlines, a California corporation, and its successors and its permitted assigns.

     "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower pursuant to Article II. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a
"LIBOR Rate Borrowing" if such Loans are LIBOR Rate Loans.

     "Borrowing Base" means an amount equal to the Rotable  Spare
Parts Borrowing Base on the date of determination; minus the Availability Reserve.

     "Borrowing Base Certificate" means a certificate of an officer of Borrower certifying to Lender the amount and value of all of Borrower's Rotable Spare Parts, and other information about the Collateral reasonably requested by Lender, as of a specific date, such certificate to be in form and detail reasonably satisfactory to Lender.

      "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the Commonwealth of Virginia or is a day on which banking institutions located in the Commonwealth of Virginia are closed, provided, however, that when used with reference to a LIBOR Rate Loan (including the making, continuing, prepaying or repaying of any LIBOR Rate Loan), the term "Business Day" shall also exclude any day on which banks are not opened for dealings in dollar deposits on the London interbank market.

     "Capital  Stock"  means any nonredeemable capital  stock  of the Borrower or any Consolidated Subsidiary (to the extent issued
to   a  Person  other  than  the  Borrower),  whether  common  or preferred.

     "Cash Collateral" means cash deposited with Lender in accordance with this Agreement as security for the Obligations to the extent provided in this Agreement.

     "Cash Collateral Account" means an interest-bearing account established by Lender on its books and to which Lender shall credit all Cash Collateral deposited with Lender in accordance with this Agreement.

     "Capital   Expenditures"   means   expenditures   made    or
liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

     "Capitalized   Lease  Obligations"  means  any  Indebtedness
represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government and backed by the full faith and credit of the United States Government having maturities of not more than three (3) months from the date of acquisition; (ii) certificates of deposit and time deposits (including eurodollar time deposits) having maturities of not more than three (3) months from the date of acquisition, and banker's acceptances having maturities of not more than three (3) months from the date of acquisition and overnight bank deposits, which in each case (unless issued by Lender) are not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (iii) commercial paper having a maturity within three (3) months after the date of acquisition thereof; (iv) money market mutual funds;
(v) municipal auction rate preferred instruments; (vi) corporate auction rate preferred instruments; (vii) municipal auction rate bonds; and (viii) variable rate demand notes.

     "CERCLA"  means  the  Comprehensive  Environmental  Response
Compensation and Liability Act, 42 U.S.C. 9601 et. seq. and its implementing regulations and amendments.

     "CERCLIS"  means  the  Comprehensive Environmental  Response
Compensation and Liability Inventory System established pursuant to CERCLA.

     "Change  of  Law"  shall  have  the  meaning  set  forth  in
Section 9.02.

     "Chattel Paper" shall have the mean ascribed to "chattel paper" under the UCC.

     "Claim" means any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees and expenses), whether arising under or in connection with the Loan Documents, under any Applicable Law (including any Environmental Law) or otherwise.

     "Closing   Certificate"  has  the  meaning  set   forth   in
Section 3.01(d).

     "Closing Date" means September 28, 2001.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

      "Collateral" means (i) the Leasehold Interest; (ii) all Rotable Spare Parts, and all logs, manuals, certificates, data, and inspection, modification, repair, and overhaul records required by the FAA to be maintained specific thereto, (iii) all substitutions and replacements of the property described in (ii) above, (iv) General Intangibles, documents, instruments, plans, permits, books and records, and fixtures now or hereafter owned by the Loan Parties relating to the Leasehold Interest, and (iv) the proceeds of any of the foregoing items (i) through (iv) above, including, but not limited to, unearned insurance premiums and proceeds of insurance covering the Collateral, and any and all accounts, general intangibles, contract rights, inventory, equipment, money, drafts, instruments, deposit accounts or other tangible or intangible property of Borrower resulting from the sale (authorized or unauthorized) or other disposition of the Collateral, or any portion thereof, and the proceeds of such proceeds.

     "Commitment" shall have the meaning assigned to such term in
Section 2.01.

     "Commitment Letter Agreement" means that certain letter agreement, dated as of August 20, 2001 between the Loan Parties and the Lender relating to the structure of the Loans and certain fees from time to time payable by the Loan Parties to the Lender, together with all amendments and supplements thereto.

     "Compliance  Certificate"  has  the  meaning  set  forth  in
Section 6.01(c ).

     "Consolidated" means consolidated in accordance with GAAP of the accounts or other items as to which such term applies.

     "Consolidated Adjusted Net Earnings from Operations of Borrower" for any fiscal period means the net earnings (or Loss) after provisions for income taxes for such fiscal period of Borrower as reflected on the financial statements supplied to Lender as required herein, but excluding:

       (i) any gain or loss arising from the sale of capital assets;
      (ii)    any gain arising from any write-up of assets;
     (iii) earnings of any Subsidiary of Borrower accrued prior to the date it became a Subsidiary;
      (iv) earnings of any corporation, substantially all the assets of which have been acquired in any manner by Borrower, realized by such corporation prior to the date of such acquisition;
       (v) any portion of the net earnings of any Subsidiary of Borrower which for any reason is unavailable for payment of dividends to Borrower;
      (vi) the earnings of Borrower to which any assets of Borrower shall have been sold, transferred or disposed of, or into which Borrower shall have merged, or been a party to any to any consolidation or other form of reorganization, prior to the date of such transaction;
     (vii) any gain or loss arising from the acquisition of any Securities of Borrower; and
    (viii) any gain or loss arising from extraordinary or non-recurring items unless approved by Lender.

     "Consolidated EBITDA" means with respect to any Person for any period, the sum of (i) Consolidated Adjusted Net Earnings from Operations of such Person for such fiscal period, plus
(ii) interest, taxes, depreciation and amortization expenses of such Person for such fiscal period which were subtracted from earnings in calculating Consolidated Adjusted Net Earnings From Operations of such Person for such fiscal period.

     "Consolidated EBITDAR" with respect to any Person for any fiscal period means the sum of (i) Consolidated EBITDA of such Person for such fiscal period, plus (ii) rental expenses of such person for such fiscal period which were subtracted from earnings in calculating Consolidated Adjusted Net Earnings from Operations of such Person for such fiscal period.

     "Consolidated Fixed Charges", with respect to the Loan Parties for any period, means the sum of (i) interest expense of the Loan Parties for such fiscal period in respect of all of its Indebtedness for Money Borrowed, plus (ii) regularly scheduled payments of principal on Indebtedness for Money Borrowed required to be paid by the Loan Parties during such period, plus (iii) rentals for aircraft, engines and propellers required to be paid by the Loan Parties during such period, as computed in accordance with GAAP.

     "Consolidated Fixed Charges Coverage Ratio" with respect to any the Loan Parties on the determination date thereof means at the end of each Testing Period, the ratio of (i) Consolidated EBITDAR of the Loan Parties to (ii) Consolidated Fixed Charges required to be paid by the Loan Parties during such Testing Period.

     "Consolidated Leverage Ratio" means with respect to the Loan Parties at any date, the ratio of (i) Indebtedness of the Loan
Parties and any other Subsidiaries at such date to (ii) Consolidated Net Worth of the Loan Parties and any Subsidiaries at such date.

     "Consolidated  Net  Worth" means with respect  to  the  Loan
Parties  at any date, the total stockholder's equity of the  Loan
Parties and any Subsidiaries shown on its Consolidated balance sheet at such date in accordance with GAAP.

       "Consolidated Senior Indebtedness/Consolidated EBITDA Ratio" on the determination thereof with respect to the Loan Parties at the end of each Testing Period means the ratio of (i) the aggregate principal balance of all Senior Indebtedness for Money Borrowed outstanding at the end of such Testing Period to
(ii) Consolidated EBITDA for the Testing Period then ended.

      "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Loan Parties in their consolidated financial statements as of such date.
     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

     "Daily LIBOR Loan" means a Loan, or any portion thereof, during any period in which it bears interest at a rate based upon the Daily LIBOR Rate.

     "Daily LIBOR Rate" means for each day that such rate is in effect under this Agreement, an interest rate per annum equal to the quotient of (a) the Wachovia, N.A. LIBOR Rate in effect for such day divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves.

     "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation),
(vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (ix) all Debt of others Guaranteed by such Person.

     "Deed of Trust" means the Credit Line Leasehold Deed of Trust and Security Agreement executed by Borrower on or about the date hereof in favor of the trustee named therein for the benefit of Lender, as it may be amended, modified, supplemented or restated from time to time, by which Borrower has granted and conveyed to the trustee for the benefit of Lender, as security for $12,345,000 of the Obligations, Liens upon Borrower's Leasehold Interest in the Realty leased by Borrower from the Authority pursuant to the Lease.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Default Rate" means, with respect to any Loan, on any day, the sum of the Prime Rate plus 2%.

     "Depreciation"  means  for  any  period  the  sum   of   all
depreciation  expenses of the Loan Parties and their Consolidated
Subsidiaries for such period, as determined in accordance with GAAP.

     "Document"  shall  have the meaning  ascribed  to  the  term
"document" under the UCC.

     "Dollars" or "$" means dollars in lawful currency of the United States of America.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial lenders in Virginia are authorized by law to close.

     "Environmental Authority" means any foreign, federal, state,
local   or  regional  government  that  exercises  any  form   of
jurisdiction or authority under any Environmental Requirement.

     "Environmental Authorizations" means all licenses,  permits,
orders,   approvals,  notices,  registrations  or   other   legal
prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

     "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent, or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

     "Environmental  Laws"  means all federal,  state  and  local
laws,   rules,   regulations,  ordinances,   programs,   permits,
guidance's, orders and consent decrees relating to health, safety and environmental matters.

     "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

     "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

     "Environmental   Proceedings"   means   any   judicial    or
administrative proceedings arising from or in any way associated with any Environmental Requirement.

     "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

     "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Leasehold Interest, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

     "Eurocurrency Liabilities" shall have the meaning ascribed thereto in Regulation D issued by the Board of Governors.

     "Event   of   Default"  has  the  meaning   set   forth   in
Section 8.01.

     "FAA" means the Federal Aviation Administration, an agency of the United States Government, or any successor or replacement administration or governmental agency having the same or similar authority and responsibilities.

     "Facility  Amount"  means at any date of  the  determination
thereof,   the   sum   of   (i)   Twenty-Five   Million   Dollars
($25,000,000.00), less (ii) the Letter of Credit Amount at such date.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Lender on such day on such transactions, as determined by the Lender.

     "Fiscal  Quarter"  means  any fiscal  quarter  of  the  Loan
Parties.

     "Fiscal Year" means any fiscal year of the Loan Parties.

     "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

     "General Intangibles" with respect to the Loan Parties, means all general intangibles now or hereafter owned by the Loan
Parties relating to the Leasehold Interest, and the proceeds thereof.

     "Guarantor" means Atlantic Coast Airlines Holdings,  Inc,  a
Delaware corporation, and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hazardous    Materials"   includes,   without   limitation,
(a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation,
(c) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and
(e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

        "Improvements"   means  the  maintenance   facility   and
associated access roadway, vehicle parking and maneuvering areas and aircraft paving aprons on the Realty.

     "Indebtedness", as applied to a Person, means, without duplication:

        (i)  all items which in accordance with GAAP would  be
             included  in determining total liabilities as shown  on  the liability side of a balance sheet of such Person as  at  the
             date   as   of  which  Indebtedness  is  to  be  determined,
             including, without limitation, Capitalized Lease Obligations;

       (ii) all obligations of other Persons which such Person has guaranteed; and

      (iii)  in the case of Borrower (without duplication), the Obligations.

     "Instrument"  shall have the meaning ascribed  to  the  term
"instrument" under the UCC.

     "Investment" means any investment in any Person, whether by means of (i) purchase or acquisition of all or substantially all of the assets of such Person (or of a division or line of business of such Person), (ii) purchase or acquisition of obligations or securities of such Person, (iii) capital contribution to such Person, (iv) loan or advance to such Person,
(v) making of a time deposit with such Person, (vi) Guarantee or assumption of any obligation of such Person or (vii) by any other means.

     "Issuer"  means  the  Industrial  Development  Authority  of
Loudoun County, Virginia.

     "Lease" means that certain Ground Lease Agreement, dated as of June 23, 1997, between the Authority and the Borrower, as amended.

     "Leasehold Interest" means the Borrower's interest in the Realty and the Improvements under the Lease.

     "Lender" means Wachovia Bank, N.A., and its successors and assigns.

     "Lender's Expenses" means and includes: (a) all reasonable costs and expenses which Borrower is required to pay or cause to be paid under this Agreement or any of the other Loan Documents and which are paid or advanced by Lender pursuant to the provisions of this Agreement or any of the other Loan Documents;
(b) all taxes and insurance premiums of every kind and nature which Borrower is required to pay or cause to be paid under this Agreement or any of the other Loan Documents and which are paid or advanced by Lender pursuant to the provisions of this Agreement or any of the other Loan Documents; (c) all necessary or advisable filing, recording, publication and search fees paid or incurred by Lender in connection with the transactions contemplated by this Agreement; (d) all reasonable costs and expenses paid or incurred by Lender (with or without suit) to correct any default or enforce any provisions of this Agreement or any of the other Loan Documents or in gaining possession of, maintaining, handling, preserving, storing, refurbishing, appraising, selling, preparing for sale and advertising to sell the Collateral, whether or not a sale is consummated; (e) all reasonable costs and expenses paid or incurred by Lender in enforcing or defending this Agreement, any of the other Loan Documents, or any portion of any thereof; and (f) reasonable attorneys fees and expenses paid or incurred by Lender in enforcing or defending this Agreement, any of the other Loan Documents or any provision of any thereof, whether or not suit is brought, and including any action brought in any bankruptcy or insolvency proceeding.

     "Lending  Office" means (i) the Lender's office  located  at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office), or such other office as Lender may hereafter designate as its Lending Office by notice to the Borrower.

     "Letter of Credit" means any letter of credit issued by Lender or any of Lender's Affiliates for the account of Borrower pursuant to this Agreement.

     "Letter of Credit Amount", at any time, means the aggregate undrawn face amount of all Letters of Credit then outstanding.

     "Letter of Credit Application Agreement" means the Lender's standard form of letter of credit application, together with all schedules and exhibits thereto, as such form may be modified from time to time.

     "Letter of Credit Obligations" means that portion of the Obligations constituting Borrower's obligations to reimburse
Lender for all amounts paid by Lender under or with respect to a Letter of Credit.

       "LIBOR Lending Office", with respect to Lender, means the office designated as the LIBOR Lending Office for Lender on the signature pages of this Agreement (or on any Assignment and Acceptance, in the case of an assignee) and such other office of Lender or any of its Affiliates that is hereafter designated by notice to Lender.

     LIBOR Rate Loan" means a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the applicable Daily LIBOR Rate.

     "Lien" means, with respect to any Collateral, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such Collateral to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any Collateral which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Liquidity" means Cash and Cash Equivalents.

     "Loan" means the Revolving Credit Loan.

     "Loan Account" means the loan account established on the books of Lender pursuant to this Agreement.

     "Loan Documents" means this Agreement, the Note and the Security Documents, as such documents and instruments may be amended or supplemented from time to time.

     "Long Term Debt" means at any date any Debt of the Loan Parties and any Consolidated Subsidiary determined on a consolidated basis as of such date which matures (or the maturity of which may at the option of the Loan Parties or any Consolidated Subsidiary be extended such that it matures) more than one year after such date.

     "Margin   Stock"  means  "margin  stock"   as   defined   in
Regulations T, U or X.

     "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Loan Parties and any Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Lender under the Loan Documents, or the ability of the Loan Parties to perform their obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

     "Maximum Rate" means the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Indebtedness in question or, to the extent permitted by Applicable Law, under such Applicable Law that may hereafter be in effect and which allow a high maximum non-
usurious interest rate than applicable law now allows. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).

     "Moody's" means Moody's Investor Service, Inc.

     "Multiemployer  Plan" shall have the meaning  set  forth  in
Section 4001(a)(3) of ERISA.

     "Net Income", for any period, means the aggregate amount of net income of the Loan Parties, after taxes, for such period, as determined in accordance with GAAP.

     "Note" means the promissory note of the Borrower, substantially in the form of Exhibit A, evidencing the obligation of the Borrower to repay the Loan, together with all amendments, consolidations, modifications, renewals and supplements thereto.

     "Notice   of  Borrowing"  has  the  meaning  set  forth   in
Section 2.02(a) of this Agreement.

     "Notice of Continuation or Conversion" has the meaning set forth in Section 2.03. of this Agreement.

     "Obligations" means the obligations of the Loan Parties under this Agreement.

     "Officer's  Certificate"  has  the  meaning  set  forth   in
Section 3.01(e).

       "Overadvance" means a Revolving Credit Loan made by Lender when an Overadvance Condition exists or would result from the making of such Revolving Credit Loan.

     "Overadvance Condition" means, at any date, a condition such
that   the  principal  amount  of  the  Revolving  Credit   Loans
outstanding to Borrower on such exceeds the lesser of the Borrowing Base or the Facility Amount on such date.

     "Participating Lender" means any financial institution who shall be granted the right by Lender to participate in the Loan and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted  Liens"  means any Lien of a  kind  specified  in
Section 7.08 of this Agreement.

     "Person" means an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either
(i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

     "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

        "Projections" means the Loan Parties' forecasted Consolidated (i) balance sheets, (ii) profit and loss statements, and (iii) cash flow statements, all prepared on a consistent basis with the Loan Parties' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

     "Properly Contested", in the case of any Indebtedness of a Loan Party or any of its Subsidiaries (including, but not limited to, any Taxes) means any such Indebtedness that is not paid as and when due or payable by reason of such Loan Party's or any
Subsidiary's bona fide dispute concerning its liability to pay the same or concerning the amount thereof, provided, that: (i) such Indebtedness is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Loan Party has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such Indebtedness will not have a Material Adverse Effect; (iv) no Lien is imposed upon such Loan Party's or any Subsidiary's Property with respect to such Indebtedness unless such Lien is at all time junior and subordinate in priority to the Liens in favor of Lender (except only with respect to Taxes that have a priority as a matter of any state's Applicable Laws); and (v) if such contest is abandoned, settled or determined adversely to such Loan Party or any of its Subsidiaries, such Loan Party immediately pays such Indebtedness and all penalties and interest in connection therewith.

     "Property"  means any interest in any kind  of  property  or
asset,   whether  real,  personal  or  mixed,  or   tangible   or
intangible,  leased  or otherwise used or occupied  by  the  Loan
Parties or any Subsidiary, wherever located.

     "Purchase Money Indebtedness" means and includes (i) Indebtedness (other than the Obligations) for payment of all or any part of the purchase price of any Property, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within ten (10) days prior to or after the acquisition of any Property for the purpose of financing all or any part o the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof.

     "Realty" means that certain parcel of real property of approximately 6.96 acres located at Washington Dulles International Airport in Loudoun County, Virginia leased from the Authority by the Borrower and on which Borrower's Improvements are constructed.

     "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

     "Regulation D" means Regulation D of the Board of Governors, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     "Regulation T" means Regulation T of the Board of Governors, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     "Regulation U" means Regulation U of the Board of Governors, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     "Regulation X" means Regulation X of the Board of Governors, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     "Reimbursement Agreement" means that certain Letter of Credit and Reimbursement Agreement, dated of even date herewith, among the Lender and the Loan Parties, pursuant to which the Lender is issuing the Bond Letter of Credit, as amended, modified supplemented or restated from time to time

     "Reimbursement Obligations" means Borrower's obligation to repay and reimburse Lender for any draws made on any Letters of Credit, all as more particularly set forth in the Reimbursement
Agreement and in this Agreement.

     "Related Fund" means, with respect to any fund that invests in lender loans, any other fund that invests in lender loans and is advised or managed by the same investment advisor as Lender.

     "Remarketing Agent" shall have the mean ascribed to such term in the Bond Loan Agreement.

     "Reportable  Event"  means any of the  event  set  forth  in
Section 4043(b) of ERISA.

     "Restricted Investment" means any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance, deposit, capital contribution or otherwise, or in any Property except the following:

         (i)   investments in one or more Subsidiaries of a Loan
               Party (other than Atlantic Coast Jet, Inc.) to the extent existing on the Closing Date;

        (ii) Property to be used in the ordinary course of business;

       (iii)   investments in direct obligations of the United
               States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

        (iv) investments in time deposits, demand deposits and certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $500,000,000;

         (v) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than three hundred sixty four (364) days from the date of creation thereof;

        (vi) tax-free Industrial Revenue Bonds secured by letters of credit which Bonds are available for sale at auction not less frequently than weekly;

       (vii)   cash and Cash Equivalents; and

      (viii)   other investments approved by Lender.

     "Restricted  Payment"  means  (i)  any  dividend  or   other
distribution on any shares of the Borrower's Capital Stock (except to Holdings for so long as Holdings is a Loan Party) or
(ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's Capital Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock) or (b) any option, warrant or other right to acquire shares of the Borrower's Capital Stock.

     "Revolving Credit Commitment" means $25,000,000, as such amount may be reduced from time to time pursuant to Sections
2.09, 2.10 and 2.11.

       "Revolving Credit Loan" means a Base Rate Loan or a Libor Rate Loan made under the Revolving Credit Commitment, and Revolving Credit Loans means Base Rate Loans or Libor Rate Loans made under the Revolving Credit Commitment, or any or all of them, as the context shall so require.

     "Rotable Spare Parts" means those Spare Parts which  can  be
(i) economically restored to a serviceable condition, (ii) in the normal course of operations, can be repeatedly rehabilitated to a fully serviceable condition, and (iii) are either serialized or have the capability to be serialized.

     "Rotable  Spare  Parts Borrowing Base" means  sixty  percent
(60%) of the value of Borrower's Rotable Spare Parts at such date, in each case calculated on the basis of original cost less accumulated depreciation in accordance with GAAP.

       "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     "Security Documents" means the this Agreement, the Deed of Trust, the Guaranty Agreement, and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

     "Senior  Indebtedness  for  Money  Borrowed"  means  all  of
Borrower's   Indebtedness   for   Money   Borrowed   except   for
Subordinated Debt.

     "Solvent" as to any Person, means such Person (i) owns Property whose fair market value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is generally able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

     "Spare Parts" means an accessory, appurtenance or part of an aircraft, aircraft engine, or propeller, including an instrument or piece of equipment intended to be attached to an aircraft (in all cases prior to installation in or incorporation into such aircraft, aircraft engine or propeller or following removal from same); provided that Spare Parts shall not include:
(i) aircraft engines; (ii) aircraft propellers; or (iii) items owned or hereafter acquired by the Loan Parties and removed from aircraft, aircraft engines or propellers until such time as replacement items have been installed on the aircraft, aircraft engine or propeller and the original items have been returned to the Loan Parties' inventory.

     "S&P"  means Standard & Poor's Ratings Group, a division  of
McGraw-Hill, Inc.

     "Statutory Reserves" means, on any date, the percentage (expressed as a decimal) established by the Board of Governors which is the then stated maximum rate for all reserves (including, but not limited to, any emergency,, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect to Eurocurrency Liabilities (or any successor category of liabilities under Regulation D). Such reserve percentage shall include, without limitation, those imposed pursuant to said Regulation D. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.


       "Subordinated Debt" means any Indebtedness of a Loan Party that is subordinated to the Borrower's obligations under the Facility in a manner and upon terms satisfactory to Lender.


     "Subsidiary" means any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Taxes" has the meaning set forth in Section 2.12(c).

     "Testing Period" means each period of consecutive four quarters.

     "Termination Date" means October 15, 2003.

     "Total Unused Revolving Credit Commitment" means at any date, an amount equal to (A) the aggregate amount of the Revolving Credit Commitment at such time, less (B) the sum of:
(i) the outstanding principal amount of the Revolving Credit Loan at such time, plus (ii) the aggregate outstanding amount of the Letter of Credit Obligations.

     "Transferee" has the meaning set forth in Section 11.08(d).

     "Type" means the type of Loan, which shall either be a LIBOR
Rate Loan or a Base Rate Loan.

     "UCC" means the Uniform Commercial Code as adopted and in force in the Commonwealth of Virginia, as from time to time in effect.

     "United"   means   United   Airlines,   Inc.,   a   Delaware
corporation.

     "Unused Revolving Credit Commitment" means, at any date, an amount equal to $25,000,000 less the average outstanding principal balance of the Revolving Credit Loan and the aggregate outstanding amount of the Letter of Credit Obligations for the prior calendar quarter.

     "Voting Stock" means securities (as such term is defined in Section 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     "Wachovia" means Wachovia Bank, N.A. and its successors.

     "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by either of the Loan Parties.

     SECTION 1.02   Accounting Terms and Determinations.

   Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lender unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Lender shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 5.04).

     SECTION 1.03   References.

   Unless  otherwise indicated, references in this  Agreement  to
"Articles",   "Exhibits",  "Schedules",  "Sections"   and   other
subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

     SECTION 1.04   Use of Defined Terms.

  All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

     SECTION 1.05   Terminology.

   All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

                            ARTICLE II.
                           THE CREDITS

     SECTION 2.01   Commitment to Lend.

   The Lender agrees, on the terms and conditions set forth herein, to make Revolving Credit Loans to the Borrower from time to time before the Termination Date; provided that, immediately after each Revolving Credit Loan is made, the maximum aggregate outstanding principal amount of Revolving Credit Loans by the Lender, plus the aggregate amount of the Letter of Credit Obligations shall not exceed at any one time the amount of the Revolving Credit Commitment, provided further that, subject to the foregoing limitations, from and after the Closing Date the aggregate principal amount of all Revolving Credit Loans, together with the aggregate principal amount of the Letter of Credit Obligations, at any one time outstanding shall not exceed the Revolving Credit Commitment. (as such figure may be reduced from time to time as provided in this Agreement, the "Commitment"). Each Revolving Credit Borrowing that is a Libor Rate Borrowing under this Section shall be in an aggregate principal amount of $500,000 or any larger multiple of $500,000 and each Revolving Credit Borrowing that is a Base Rate Borrowing under this Section shall be in an aggregate principal amount of $500,000 or any larger multiple of $500,000 (except that any such Revolving Credit Borrowing may be in the aggregate amount of the Total Unused Revolving Credit Commitment). Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.10, prepay Loans and reborrow under this Section at any time before the Termination Date in accordance with this Agreement. Each Revolving Credit Loan shall, at the option of Borrower, be made or continued as, or converted into, a Base Rate Loan or a LIBOR Rate Loan upon the terms set forth herein.

     SECTION 2.02   Method of Borrowing.

     (a) The Borrower shall give the Lender telephonic notice (a "Notice of Borrowing"), which notice shall be consistent with the funds transfer agreement signed by an officer of the Borrower and on file with the Lender, prior to 11:00 a.m. (McLean, Virginia time) on the same Business Day of each Borrowing, specifying:

          (i)  the date of such Borrowing,

         (ii)  the aggregate amount of such Revolving Credit Borrowing, and

        (iii) whether the Revolving Credit Loans comprising such Borrowing are to be Base Rate Loans or LIBOR Rate Loans.

     (b) A Notice of Borrowing, once received by the Lender, shall not thereafter be revocable by the Borrower.

     (c) Not later than 2:00 p.m. (McLean, Virginia time) on the date of each Borrowing, the Lender shall (except as provided in paragraph (d) of this Section) credit the amount of such Borrowing, in Federal or other funds immediately available, pursuant to the funds transfer agreement signed by an officer of the Borrower and on file with the Lender, unless the Lender determines that any applicable condition specified in Article III has not been satisfied.

     (d) Notwithstanding anything to the contrary contained in this Agreement, no LIBOR Rate Borrowing may be made if there shall have occurred a Default, which Default shall not have been cured or waived.

     (e) In the event that a Notice of Borrowing fails to specify whether the Revolving Credit Loans comprising such Borrowing are to be Base Rate Loans or LIBOR Rate Loans, such Loans shall be made as Base Rate Loans.

     SECTION 2.03   Continuation and Conversion Elections.

   By giving telephonic notice (a "Notice of Continuation or Conversion") to the Lender on or before 12:00 p.m., McLean, Virginia time, on a Business Day, the Borrower may from time to time irrevocably elect, by notice on the same Business Day, in the case of Base Rate Loans or 3 Business Days in advance, in the case of LIBOR Rate Loans, that all, or any portion in an aggregate principal amount of $500,000 or any larger integral multiple of $500,000 be, (i) in the case of Base Rate Loans, converted into LIBOR Rate Loans or (ii) in the case of LIBOR Rate Loans, converted into Base Rate Loans or continued as LIBOR Rate Loans (in the absence of delivery of a Notice of Continuation or Conversion with respect to any LIBOR Rate Loan at least 3 Business Days before the last day of the then current Interest Period with respect thereto, such LIBOR Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, any LIBOR Rate Loan when any Default has occurred and is continuing.

     SECTION 2.04   Note.

   The Revolving Credit Loans shall be evidenced by a single Revolving Credit Note payable to the order of the Lender for the account of its Lending Office in an amount equal to the original principal amount of the Revolving Credit Commitment.

     SECTION 2.05   Maturity of Loans.

     (a) Each Revolving Credit Loan shall mature, and the principal amount thereof shall be due and payable on, the Termination Date.

     (b) Notwithstanding the foregoing, the outstanding principal amount of the Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the Termination Date; unless the Termination Date is otherwise extended by the Lender, in its sole and absolute discretion.
Upon the written request of the Borrower, which request shall be delivered to the Lender no more than 60 days, and no less than 30 days, prior to the then-current Termination Date, the Lender shall have the option (without any obligations whatsoever so to do) of extending the Termination Date for an additional 364-day period. The Lender shall notify the Borrower at least 15 days prior to the then-current Termination Date whether it chooses to extend the Termination Date for such an additional 364-day period (but failure by the Lender to give such notice within such period shall be deemed to be a denial by the Lender of the Borrower's request to extend the Termination Date).

     SECTION 2.06   Interest Rates.

     (a) In determining interest for purposes of this Section 2.06 and fees for purposes of Section 2.07, the Borrower and the
Lender   shall   refer  to  Holdings'  most  recent  Consolidated
quarterly and annual (as the case may be) financial statements delivered pursuant to

Section  5.01(a) or (b), as the case may be.  If  such  financial
statements  require  a  change  in  interest  pursuant  to   this
Section 2.06 or fees pursuant to Section 2.07, the Borrower shall deliver to the Lender, along with such financial statements, a notice to that effect, which notice shall set forth in reasonable detail the calculations supporting the required change. The "Performance Pricing Determination Date" is the date which is the first day of the Fiscal Quarter after delivery of such financial statement. Any such required change in interest and fees shall become effective on such Performance Pricing Determination Date, and shall be in effect until the next Performance Pricing Determination Date, provided that no fees or interest shall be decreased pursuant to this Section 2.06 or Section 2.07 if a Default is in existence on the Performance Pricing Determination Date.

     (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base
Rate  for  such  day plus the Applicable Margin.   Such  interest
shall be payable in arrears on the first day of each month while such Base Rate Loan is outstanding and on the date such Base Rate Loan is converted to a LIBOR Rate Loan. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     (c) Each LIBOR Rate Loan shall bear interest on the outstanding principal amount thereof, at a rate per annum equal to the sum of the Daily LIBOR Rate in effective from time to time plus the Applicable Margin. Such interest shall be payable monthly in arrears on the first day of each month while such LIBOR Rate Loan is outstanding. Any overdue principal of and, to the extent permitted by law, overdue interest on any LIBOR Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

     (d) The Lender shall determine each interest rate applicable to the Loans hereunder. The Lender shall give prompt notice to the Borrower and the Lender by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. The applicable rate of interest for all LIBOR Rate Loans shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Daily LIBOR Rate, with such adjustments to be effective as of the opening day of business on the day that any such change in the Daily LIBOR Rate becomes effective.

     (e) After the occurrence and during the continuance of an Event of Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Lender, bear interest at the Default Rate.

     SECTION 2.07   Commitment Fee.

   The Borrower shall pay to the Lender a commitment fee equal to the product of (i) the aggregate of the daily average amounts of the Lender's Unused Revolving Credit Commitment during the applicable period, times (ii) a per annum percentage equal to the Applicable Commitment Fee Rate. Such commitment fee shall accrue from and including the Closing Date to and including the Termination Date. Commitment fees shall be payable quarterly in arrears on the first Commitment Fee Payment Date following each Commitment Fee Determination Date and on the Termination Date; provided that should the Revolving Credit Commitment be terminated at any time prior to the

Termination Date for any reason the entire accrued and unpaid commitment fee through the date of termination shall be paid on the date of such termination. The "Applicable Commitment Fee Rate" shall be determined quarterly based upon the Consolidated Fixed Charges Coverage Ratio for the Loan Parties, collectively on a combined basis, calculated as of the last day of each Fiscal Quarter, as follows:



             Consolidated Fixed           Applicable
              Charges Coverage         Commitment Fee
                    Ratio                   Rate




            Less than or equal to           .375%
            1.8 to 1.0

            Less than or equal to           .25%
            2.25 to 1.0 but
            greater than 1.8 to
            1.0

            Greater than 2.25  to           .20%
            1.0


The Applicable Commitment Fee Rate shall be determined effective as of the date (herein, the Commitment Fee Determination Date") which is 45 days after the last day of the Fiscal Quarter for which the Consolidated Fixed Charges Coverage Ratio is being determined, based on the quarterly financial statements for such Fiscal Quarter, and the Applicable Commitment Fee Rate so determined shall remain effective from such Commitment Fee Determination Date until the date which is 45 days after the last day of the Fiscal Quarter in which such Commitment Fee
Determination Date falls (which latter date shall be a new Commitment Fee Determination Date); provided that (i) for the period from and including the Closing Date to but excluding the Commitment Fee Determination Date next following the Fiscal Quarter ending December 31, 2001, the Applicable Commitment Fee Rate shall be 0.375%; (ii) in the case of any Applicable Commitment Fee Rate determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Commitment Fee Determination Date shall be the date which is 90 days after the last day of such Fiscal Quarter and such Applicable Commitment Fee Rate shall be determined based upon the consolidated annual audited financial statements of the Loan Parties for the Fiscal Year ended on the last day of such final Fiscal Quarter, and (iii) if on any Commitment Fee Determination Date the Loan Parties shall have failed to deliver to the Lender the financial statements required to be delivered pursuant to Sections 6.01(a) or 6.01(b) with respect to the Fiscal Year or Fiscal Quarter most recently ended prior to such Commitment Fee Determination Date, then for the period beginning on such Commitment Fee Determination Date and ending on the earlier of (A) the date on which the Loan Parties shall deliver to the Lender the financial statements to be delivered pursuant to Section 6.01(b) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, and (B) the date on which the Loan Parties shall deliver to the Lender annual financial statements required to be delivered pursuant to Section 6.01(a) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Applicable Commitment Fee Rate shall be determined as if the Consolidated Fixed Charges Coverage Ratio was less than or equal to 1.8 to 1.0 at all times during such period; provided that the Applicable Commitment Fee shall not be decreased pursuant to this Section 2.07 if a Default is in existence on the related Commitment Fee Determination Date, unless and until such Default shall have been cured or waived in writing.

     SECTION 2.08   Optional Termination or Reduction of Commitment.

   The Borrower may, upon at least 3 Business Days' notice to the Lender, terminate at any time, or proportionately reduce the Unused Revolving Credit Commitment from time to time by an aggregate amount of at least $5,000,000 or any larger integral multiple of $1,000,000. If the Commitment is terminated in its entirety, all accrued fees (as provided under Section 2.07) shall be due and payable on the effective date of such termination.

     SECTION 2.09   Mandatory Reduction and Termination of Commitment.

     (a)  The Revolving Credit Commitment shall terminate on the
Termination  Date and any Revolving Credit Loans then outstanding
(together with accrued interest thereon) shall be due and payable on such date.

     (b) The Revolving Credit Commitment shall be reduced by the amount of any mandatory prepayment made pursuant to
Section 2.11(b).

     SECTION 2.10   Optional Prepayments.

     (a) The Borrower may, upon at least 1 Business Days' notice to the Lender, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $500,000, by paying the principal amount to be prepaid together
with  accrued  interest thereon to the date of prepayment.   Each
such optional prepayment shall be applied to prepay ratably the Base Rate Loans included in such Base Rate Borrowing.

     (b)  Subject to any payments required pursuant to the terms of
Article IX for such LIBOR Rate Loan, upon 3 Business Day's prior written notice, the Borrower may prepay in minimum amounts of $500,000 (or any lesser amount equal to the outstanding balance of such Loan) all or any portion of the principal amount of any LIBOR Rate Loan prior to the maturity thereof.
(c) A notice of prepayment pursuant to this Section 2.10, once received by the Lender, shall not thereafter be revocable by the Borrower.

     SECTION 2.11   Mandatory Prepayments.

     Notwithstanding anything to the contrary contained elsewhere in this Agreement, if an Overadvance Condition shall exist, Borrower shall, without the necessity of a demand, either (a) repay the outstanding Revolving Credit Loans that are Base Rate Loans or LIBOR Rate Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all such Loans by an amount equal to such excess; or (b) deposit with Lender, for application to any outstanding Revolving Credit Loans as the same become due and payable, cash in an amount sufficient to cure such Overadvance Condition, to be held by Lender in the Cash Collateral Account, pending disbursement of same to Lender, but subject to Lender's Lien therein and rights of offset with respect thereto.

     SECTION 2.12   General Provisions as to Payments.

     (a) The Borrower shall make each payment of principal of, and interest on, the Revolving Credit Loans and of Reimbursement Obligations and commitment fees hereunder, without any setoff, counterclaim or any deduction whatsoever, not later than 11:00 a.m. (McLean, Virginia time) on the date when due, in Federal or other funds immediately available in McLean, Virginia, to the Lender at its address referred to in Section 9.01.

     (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of or interest on, the LIBOR Rate Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.
     (c) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Revolving Credit Loan, Reimbursement
Obligation or fee relating thereto shall be paid without deduction for, and free from, any taxes, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of the Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Lender is organized or any political subdivision thereof and, in the case of the Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of the Lender's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to the Lender in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to the Lender additional amounts as may be necessary in order that the amount received by the Lender after the required withholding or other payment shall equal the amount the Lender would have received had no such withholding or other payment been made.
     In the event the Lender receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.12(c), it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

     Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Lender contained in this Section 2.12(c) shall constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Note.

     SECTION 2.13   Computation of Interest and Fees.

   Interest on Base Rate Loans based on the Prime Rate  shall  be computed on the basis of a year of 365 or 366 days, as applicable, and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Base Rate Loans based on the Federal Funds Rate and interest on

LIBOR Rate Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated from  and  including the first day thereof to but  excluding  the last day thereof. Facility fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                          ARTICLE III.
                    CONDITIONS TO BORROWINGS

     SECTION 3.01   Conditions to First Borrowing.

   The obligation of the Lender to make a Loan on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 3.02 and receipt by the Lender of the following:

     (a) from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or
(ii) a facsimile transmission of such executed counterpart (with the original to be sent to the Lender by overnight courier);

     (b) a duly executed Note for the account of the Lender, pursuant to Section 2.04;

     (c) an opinion letter of Reed Smith Hazel & Thomas LLP, counsel for the Loan Parties, dated as of the Closing Date, substantially in the form of Exhibit B;

     (d) a certificate (the "Closing Certificate") substantially in the form of Exhibit F), dated as of the Closing Date, signed by a principal financial officer of the Borrower, to the effect that
(i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Borrower contained in Article V are true on and as of the date of the first Borrowing hereunder;

     (e) all documents which the Lender may reasonably request relating to the existence of the Loan Parties, the corporate authority for and the validity of this Agreement and the Note, and any other matters relevant hereto, all in form and substance satisfactory to the Lender, including, without limitation, a certificate of the Loan Parties substantially in the form of Exhibit G (the "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of the Borrower and Holdings, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower and Holdings authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) the Borrower's Certificate of Incorporation, (ii) the Borrower's Bylaws, (iii) the Certificate of Incorporation of Holdings; (iv) the Bylaws of Holdings, (v) a certificate of the Secretary of State of the State of California as to the good standing of the Borrower as a California corporation, (vi) a certificate of the Secretary of the State of Delaware as to the good standing of Holdings as a Delaware corporation, (vii) certificates of good standing with respect to the Borrower and Holdings from the Virginia State Corporation Commission, and (iv) the action taken by the Board of Directors of Holdings authorizing the Loan Parties' execution, delivery and performance of this Agreement and the other Loan Documents;

     (f)  a Notice of Borrowing;

     (g) delivery of the Security Documents duly executed, accepted and acknowledged by or on behalf of each of the signatories thereto;

     (h) copies of all filing receipts or acknowledgments issued by any governmental authority (including, without limitation, the FAA) to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence in a form acceptable to Lender that such Liens constitute valid and perfected first priority security interests and Liens;

     (i) a policy of title insurance insuring the lien of the Deed of Trust as a first lien on the Leasehold Interest; and

     (j) payment by Borrower to Lender of the fees referenced in the Commitment Letter Agreement; and

     (k) delivery of such other documents, instruments and agreements as Lender shall reasonably request in connection with the foregoing matters.

     In addition, if the Borrower desires funding of a LIBOR Rate Loan on the Closing Date, the Lender shall have received, the requisite number of days prior to the Closing Date, a funding indemnification letter satisfactory to it, pursuant to which
(i) the Lender and the Borrower shall have agreed upon the interest rate and amount of Borrowing for such LIBOR Rate Loan, and (ii) the Borrower shall indemnify the Lender from any loss or expense arising from the failure to close on the anticipated Closing Date identified in such letter or the failure to borrow such LIBOR Rate Loan on such date.

     SECTION 3.02   Conditions to All Borrowings.

  The obligation of the Lender to make a Revolving Credit Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

     (a)  receipt by the Lender of a Notice of Borrowing;

     (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

     (c) the fact that the representations and warranties of the Loan Parties contained in Article V of this Agreement shall be true on and as of the date of such Borrowing (except to the extent any such representation or warranty is expressly made as of a prior date); and

     (d) the fact that, immediately after such Borrowing, the conditions set forth in Section 2.01shall have been satisfied.

     Each Borrowing and each Notice of Continuation or Conversion hereunder shall be deemed to be a representation and warranty by the Loan Parties on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b), (c) and
(d) of this Section; provided, that (i) if such Notice of Continuation or Conversion is to a LIBOR Rate Loan, such Notice of Continuation or Conversion shall be deemed to be such a representation and warranty by the Loan Parties only as to the matters set forth in paragraphs (b) and (d) above, and (ii) if such Borrowing is a Base Rate Borrowing or if such Notice of Continuation or Conversion is to a Base Rate Loan, such Borrowing or Notice of Continuation or Conversion shall be deemed to be a representation and warranty by the Loan Parties only as to the matters set forth in paragraph (d) above.

                           ARTICLE IV.
                    LETTER OF CREDIT FACILITY

     SECTION 4.01 Obligation to Issue. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrower herein set forth, Lender shall issue for the account of Borrower or any Loan Party, one or more Letters of Credit denominated in Dollars in accordance with this Article IV, from time to time during the period commencing on the Closing Date and ending on the Domestic Business Day prior to the Termination Date.

     SECTION 4.02 Types and Amounts. Lender shall have no obligation to issue any Letter of Credit at any time:

     (a) if the aggregate maximum amount then available for drawing under Letters of Credit, after giving effect to the issuance of the requested Letter of Credit, shall exceed any limit imposed by law or regulation upon the Lender;

     (b) if, after giving effect to the issuance of the requested Letter of Credit, the aggregate outstanding principal balance of the Revolving Credit Loan, together with all outstanding Letter of Credit Obligations (exclusive of the Bond Letter of Credit) would exceed the Borrowing Base, or;

     (c) which has an expiration date (i) more than twenty-four (24) months after the date of issuance or (ii) after the Termination
Date.

     SECTION 4.03 Conditions. In addition to being subject to the satisfaction of the conditions contained in Article V, the obligation of the Lender to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

     (a) the Borrower shall have delivered to the Lender, at such times and in such manner as the Lender may prescribe, a Letter of
Credit  Application  Agreement  and  such  other  documents   and
materials as may be required pursuant to the terms thereof all satisfactory in form and substance to the Lender, and the terms of the proposed Letter of Credit shall be satisfactory in form and substance to the Lender; and

     (b) as of the date of issuance no order, judgment or decree of any court, arbitrator or authority shall purport by its terms to enjoin or restrain the Lender from issuing the Letter of Credit and no law, rule or regulation applicable to the Lender and no request or directive (whether or not having the force of law) from any governmental body with jurisdiction over the Lender shall prohibit or request that the Lender refrain from the issuance of letters of credit generally or the issuance of that Letter of Credit.

     SECTION 4.04   Issuance of Letters of Credit.

     (a) Request for Issuance. At least two Business Days before the effective date for any Letter of Credit, the Borrower shall give the Lender a written notice containing the original signature  of an authorized officer or employee of the Borrower. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which day shall be a Business Day) of issuance of such requested Letter of Credit, the date on which such requested Letter of Credit is to
expire,   the  amount  of  then  outstanding  Letter  of   Credit
Obligations, the purpose for which such Letter of Credit is to be issued, whether such Letter of Credit may be drawn in single or partial draws and the person for whose benefit the requested Letter of Credit is to be issued.

     (b) Issuance; Notice of Issuance. If the conditions set forth in Sections 4.02 and 4.03 are satisfied, the Lender shall issue the requested Letter of Credit.

     (c) No Extension or Amendment. The Lender shall not extend or amend any Letter of Credit if the issuance of a new Letter of Credit having the same terms as such Letter of Credit as so amended or extended would be prohibited by Section 4.02 or
Section 4.03.

     SECTION 4.05   Reimbursement Obligations; Duties of the Lender.

     (a) Reimbursement. Notwithstanding any provisions to the contrary in the Reimbursement Agreement or any Letter of Credit
Application Agreement:

         (i) the Borrower shall reimburse the Lender for drawings under a Letter of Credit issued by it no later than the earlier of (A) the time specified in such Letter of Credit Application Agreement, or (B) 1 Business Day after the payment by the Lender;

        (ii) any Reimbursement Obligation with respect to any Letter of Credit shall bear interest from the date of the relevant drawing under the pertinent Letter of Credit until the date of payment in full thereof at a rate per annum equal to (A) prior to the date that is 3 Business Days after the date of the related payment by the Lender, the Base Rate plus the Applicable Margin and (B) thereafter, the Default Rate; and

       (iii) in order to implement the foregoing, upon the occurrence of a draw under any Letter of Credit, unless the Lender is reimbursed in accordance with Subsection (i) above, the Borrower irrevocably authorizes the Lender to treat such nonpayment as a Notice of Borrowing in the amount of such Reimbursement Obligation and the Lender to make a Base Rate Loan to Borrower in such amount regardless of whether the conditions precedent to the making of Base Rate Loans hereunder have been met. The Borrower further authorizes the Lender to credit the proceeds of such Base Rate Loan so as to immediately eliminate the liability of the Borrower for Reimbursement Obligations under such Letter of Credit.

     (b) Duties of the Lender. Any action taken or omitted to be taken by the Lender in connection with any Letter of Credit, if taken or omitted in the absence of willful misconduct or gross
negligence,  shall  not  put  the  Lender  under  any   resulting
liability to any Loan Party.  In
determining whether to pay under any Letter of Credit, the Lender shall have no obligation relative to any Loan Party, other than to confirm that any documents required to have been delivered under such Letter of Credit appear to comply on their face with the requirements of such Letter of Credit.

     SECTION 4.06   [Intentionally Omitted].

     SECTION 4.07   Payment of Reimbursement Obligations.

      (a) Payments to Lender. The Borrower agrees to pay to the Lender the amount of all Reimbursement Obligations, interest and other amounts payable to the Lender under or in connection with any Letter of Credit issued for the Borrower's or any Loan Party's account immediately when due, irrespective of:

            (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

           (ii) the existence of any claim, set-off, defense or other right which the Borrower or any Loan Party may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

          (iii) any draft, certificate or any other document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

            (v) payment by the Lender under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

           (vi) payment by the Lender under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the Lender; or

          (vii) any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the Lender.

     SECTION 4.08   Compensation for Letters of Credit and Lender
Reporting Requirements.

          (a) Letter of Credit Fees. The Borrower shall pay to the Lender with respect to each Letter of Credit issued hereunder a letter of  credit  fee  ("Letter of Credit Fee") equal to a  semi-annual rate  based upon the Applicable Margin for Letters of Credit,  or after  the  occurrence and during the continuance of  a  Default, the Default Rate, multiplied by the face amount of such Letter of
Credit,  payable  on  the Business Day on which  such  Letter  of
Credit  is  issued  and every six months thereafter.   Letter  of
Credit Fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed
(including the first day but excluding the last day).

          (b) Lender Charges. The Borrower shall also pay to the Lender its customary administrative fees in connection with the issuance and/or renewal of each Letter of Credit.

     SECTION 4.09   Indemnification; Exoneration.

          (a) Indemnification. In addition to amounts payable as elsewhere provided in this Article IV, the Borrower shall protect, indemnify, pay and save the Lender harmless from and against any and all claims, demands, liabilities, damages,
losses,   costs,  charges  and  expenses  (including   reasonable
attorneys' fees) which the Lender may incur or be subject to as a consequence of the issuance of any Letter of Credit for the Borrower's account other than as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

          (b) Assumption of Risk by Borrower. As between the Borrower and the Lender, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued for the Borrower's or any Loan Party's account by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lender shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit, (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher, for errors in interpretation of technical terms, (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof, (vii) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) any consequences arising from causes beyond the control of the Lender.

          (c) Exoneration. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Lender under or in connection with the Letters of Credit or any related certificates if taken or omitted in good faith and with reasonable care, shall not put the Lender under any resulting liability to the Borrower or any Loan Party or relieve the Borrower of any of its obligations hereunder to any such Person.

                           ARTICLE V.
                 REPRESENTATIONS AND WARRANTIES

     Each of the Loan Parties represents and warrants to the Lender that:

     SECTION 5.01   Corporate Existence and Power.

   Each of the Borrower and Holdings is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Borrower is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except in each case where such failure to be so qualified or have such powers, licenses, authorizations, consents or approvals would not have a Material Adverse Effect.
Borrower is an air carrier holding a certificate issued by the FAA under 49 U.S.C. 44705.

     SECTION 5.02   Corporate and Governmental Authorization;  No
Contravention.

   The execution, delivery and performance by the Loan Parties of this Agreement, the Note and each of the other Loan Documents to which such Loan Party is a party, as applicable, (i) are within such Loan Party's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries except as contemplated by the Loan Documents.

     SECTION 5.03   Binding Effect.

   This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Note and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

     SECTION 5.04   Financial Information.

          (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2000 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by KPMG,LLP, copies of which have been delivered to the Lender, and the unaudited consolidated financial statements of the Borrower for the interim period ended June 30, 2001 copies of which have been delivered to the Lender, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

          (b) The aftermath of the events of September 11, 2001 will have a Material Adverse Effect on the commercial aviation industry generally and on the business and affairs of the Borrower, including its ability to operate all flights as previously planned, its relationships with its major airline partners, and its costs of operations including insurance and security costs.
Otherwise, since June 30, 2001 there has been no event, act, condition or occurrence having, or which could reasonably be expected to have, alone or in the aggregate, a Material Adverse
Effect.

     SECTION 5.05   No Litigation.

   There is no action, suit or proceeding pending, or to the knowledge of the Loan Parties' threatened, against or affecting Holdings or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of or could impair the ability of the Loan Parties to perform their respective obligations under, this Agreement, the Note or any of the other Loan Documents.

     SECTION 5.06   Compliance with ERISA.

          (a) Holdings and Borrower have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title
IV of ERISA.

          (b) Neither Holdings nor Borrower has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA, and no such liability is expected to be incurred.

     SECTION 5.07   Compliance with Laws; Payment of Taxes.

   Holdings and its Subsidiaries are in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings or where non-compliance, alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There have been filed on behalf of Holdings and its Subsidiaries all Federal, state, local and foreign income, excise, property and other tax returns which are required to be filed by them and to the best of Holdings' knowledge, all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of Holdings or any Subsidiary have been paid. The charges, accruals and reserves on the books of Holdings and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Loan Parties, adequate. The Loan Parties have not given or been requested to give a waiver of the statute of limitation relating to the payment of Federal, state, local or foreign taxes.

     SECTION 5.08   Subsidiaries.

   Schedule 5.08 hereto states (i) the name of each corporate or joint venture Affiliate of each Loan Party and the nature of the affiliation, (ii) the number and nature of all outstanding Securities of each Loan Party, and (ii) the number of authorized, issued and treasury shares of each Loan Party. Each Loan Party has good title to all of the shares it purports to own of the stock of each of the Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are non-assessable. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any Loan Party or any of its respective Subsidiaries, except as listed on
Schedule 6.08. There are no outstanding agreements or instruments binding upon any Loan Party's shareholders relating to the ownership of its shares of capital. Borrower is a wholly-owned Subsidiary of Holdings. Borrower, Atlantic Coast Jet, Inc. and Atlantic Coast Academy, Inc. are the only Subsidiaries of Holdings. Borrower has no Subsidiaries other than Atlantic Coast Airlines, Inc., an inactive Delaware corporation which, as of the Closing Date, is not conducting any activities and has no material assets.

     SECTION 5.09   Investment Company Act.

   Neither Holdings, Borrower nor any of their Subsidiaries is an "investment company" within the meaning of the Investment Company
Act of 1940, as amended.

     SECTION 5.10   Public Utility Holding Company Act.

   Neither Holdings, Borrower nor any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     SECTION 5.11   Ownership of Property; Liens.

   Each of the Loan Parties has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 7.08.

     SECTION 5.12   No Default.

   Neither of the Loan Parties is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     SECTION 5.13   Full Disclosure.

   All information heretofore furnished by the Loan Parties to the Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Loan Parties to the Lender will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Loan Parties have disclosed to the Lender in writing any and all facts which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 5.14   Environmental Matters.

          (a) Neither the Loan Parties nor any Subsidiary is subject to any Environmental Liability which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect and neither the Loan Parties nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. To the best of the Loan Parties' knowledge, the Realty has not been identified on any current or proposed (i) National Priorities
List under 40 C.F.R. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

          (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Realty or are otherwise present at, on, in or under the Realty, or, to the best of the knowledge of the Loan Parties', at or from any adjacent site or facility, except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in compliance with all applicable Environmental Requirements except where non-compliance would not have a Material Adverse Effect.

          (c) The Loan Parties, and each of their Subsidiaries, have procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Realty and the Borrower's and each of its Subsidiary's respective businesses, except where the failure to procure such authorizations or the failure to comply with such requirements would not have a Material Adverse Effect.

     SECTION 5.15   Capital Stock.

   All Capital Stock, debentures, bonds, notes and all other securities of the Loan Parties and their Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws.

     SECTION 5.16   Margin Stock.

   Neither Holdings, the Borrower nor any of their Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation T, U or X.

     SECTION 5.17   Insolvency.

   After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement:
(i) the Loan Parties will not (x) be "insolvent," within the meaning of such term as used in O.C.G.A. 18-2-22 or as defined in 101 of the "Bankruptcy Code", or Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other
Applicable  Law" (as those terms are defined below),  or  (y)  be unable to pay their debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code,
Section 4 of the UFTA or Section 6 of the UFCA, or (z) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or
Section 5 of the UFCA; and (ii) the obligations of the Loan Parties under the Loan Documents and with respect to the Loans will not be rendered avoidable under any Other

Applicable Law. For purposes of this Section 4.17, "Bankruptcy Code" means Title 11 of the United States Code, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

     SECTION 5.18   Insurance.

   The Loan Parties and each of their Subsidiaries has (either in the name of Holdings, the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance in at least such amounts and against at least such risks (including on all its Property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

     SECTION 5.19   Labor Matters.

   Except as could not reasonably be expected to have, alone or in the aggregate, a Material Adverse Effect,

          (a) there are no strikes or lockouts against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Loan
Parties or any of their Subsidiaries, threatened;

          (b) the hours worked by and payments made to employees of the Borrower or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters; and

          (c) all payments due from the Borrower or any of its Subsidiaries, or for which any claim may be made against the Borrower or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or its Subsidiary, as appropriate.

     SECTION 5.20   Other Debt.

   Except for the Debt evidenced hereby, Schedule 5.20 sets forth, as of December 31, 2000 as updated through August 31, 2001, the name of each lender, the amount of its commitment and the maturity date of such commitment for each credit facility pursuant to which the Loan Parties and their Subsidiaries may create or incur Debt of the type described in clauses (i), (v) and (vii) of the definition of "Debt" contained herein.

                           ARTICLE VI.
                      AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that, so long as the Revolving Loan Commitment is in effect hereunder or any amount payable under this Agreement or any other Loan Document remains unpaid:

     SECTION 6.01   Information.

   The Borrower will deliver to the Lender:

          (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Loan Parties as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by KPMG, LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Lender;

          (b) as soon as available and in any event within 30 days after the end of each month of each Fiscal Year, internally prepared monthly  consolidated financial statements of the  Loan  Parties,
all   certified  as  to  fairness  of  presentation,   GAAP   and
consistency  by  the  chief  financial  officer  or   the   chief
accounting officer of Holdings;

          (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit E (a
"Compliance Certificate"), of the chief financial officer or the chief accounting officer of Holdings (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections
7.05, 7.06, 7.08, 7.10 and 7.11, on the date of such financial statements; (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; and
(iii) setting forth the Consolidated Leverage Ratio, Consolidated
Fixed Charges Coverage Ratio, the Liquidity and the Consolidated
Senior Indebtedness/Consolidated EBITDA Ratio as of the most recent Performance Pricing Determination Date and the Applicable
Margin for LIBOR Rate Loans and Base Rate Loans in effect as a result thereof;

          (d) within 10 Business Days after the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or the Controller of Holdings or the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of Holdings or the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (e) promptly upon the mailing thereof to the shareholders of Holdings generally, copies of all financial statements, reports and proxy statements so mailed;

          (f) promptly upon the filing thereof, notice of the filing of and electronic availability of copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which Holdings shall have filed with the Securities and Exchange Commission;

          (g) if and when Borrower or Holdings (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title
IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

          (h) prompt written notice of any legal or arbitral proceedings, or of any proceedings, by or before any governmental or regulatory authority or agency, and any material development in respect of such proceedings, affecting the Borrower or Holdings, if an adverse determination in any such proceeding could reasonably be expected to have, alone or in the aggregate, a Material Adverse Effect;
and

          (i) from time to time such additional information regarding the financial position or business of the Loan Parties as the Lender may reasonably request.

     SECTION 6.02   Inspection of Property, Books and Records.

   The Loan Parties will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, representatives of the Lender at the Lender's expense prior to the occurrence of a Default and at the Loan Parties' expense after the occurrence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Loan Parties agree to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

     SECTION 6.03   Conduct of Business and Maintenance of Existence.

   Each of the Loan Parties shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

     SECTION 6.04   Compliance with Laws; Payment of Taxes.

   Each of the Loan Parties will, and will cause each of its Subsidiaries to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in  good faith through appropriate proceedings diligently pursued or  where  non-compliance could not, alone or in  the  aggregate,
reasonably  be expected to have a Material Adverse  Effect.   The
Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the Property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which the Borrower has set up reserves in accordance with GAAP.

     SECTION 6.05   Insurance.

   The Loan Parties will maintain, and will cause each of their Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its Property in at least such amounts and against at least such risks (including on all its Property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

     SECTION 6.06   Maintenance of Property.

   The Borrower shall maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted, consistent with industry standards and practices.

     SECTION 6.07   Environmental Matters.

          (a) The Loan Parties shall furnish to the Lender prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices,
Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Realty or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

          (b) The Loan Parties will handle and use all Hazardous Materials in compliance with all applicable Environmental Requirements.

          The Loan Parties agrees that upon the occurrence of an Environmental Release at or on the Realty it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, in accordance with all applicable Environmental Requirements.


     SECTION 6.08   Notices of Certain Events.

          The Loan Parties shall notify Lender in writing (i) of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect; (ii) promptly after a Loan Party's learning thereof, of the commencement of any litigation affecting any Loan Party or the Leasehold Estate and of the institution of any administrative proceeding which, in either case, if decided adversely could reasonably be expected to have a Material Adverse Effect; (iii) promptly after the Borrower enters into any material modification to the Borrower's agreements with United, which notice shall contain a summary of such modification; (iv) promptly after a Loan Party's learning thereof, of any organized labor dispute of a material nature to which a Loan Party may become a party or any strikes or walkouts by organized labor relating to any of its facilities; (v) promptly after a Loan Party's learning thereof, of any material default by an Loan Party under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of such Loan Party exceeding $500,000; (vi) promptly after the occurrence thereof, of any material Default or Event of Default; (vii) promptly after the occurrence thereof, of any material default or event of default by Borrower or United under any of the Borrower's operating agreements with United; (viii) promptly after the rendition thereof, of any judgment rendered against a Loan Party in an amount exceeding $500,000 which is not fully covered by insurance; and (x) promptly upon any change of the fiscal year of the Loan Parties.


                          ARTICLE VII.
                       NEGATIVE COVENANTS

     The Loan Parties covenant and agree that, so long as the Revolving Credit Commitment is in effect hereunder or any amount payable under this Agreement or any other Loan Document remains unpaid:

     SECTION 7.01   Use of Proceeds.

   No portion of the proceeds of the Loans will be used by the Loan Parties or any Subsidiary (i) in connection with, whether directly or indirectly, any tender offer for, or other Acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other Acquisition is to be made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired, and the provisions of Section 7.06 would not be violated, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, except as otherwise permitted under this Agreement, or (iii) for any purpose in violation of any applicable law or regulation.

     SECTION 7.02   Consolidations, Mergers and Sales of Assets.

   The Borrower will not consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment.

     SECTION 7.03   Change in Fiscal Year.

   The Loan Parties will not change their Fiscal Year.

     SECTION 7.04   Loans or Advances.

   The Loan Parties shall not make loans or advances to any Person except: (i) short-term loans or advances to officers or employees
of   less  than  $500,000  in  the  aggregate  principal   amount
outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on September 15, 2001; (ii) transfers in the ordinary course of business; or
(iii) transactions between the Loan Parties.

     SECTION 7.05   Restricted Payments.

   The Borrower will not declare or make any Restricted Payment after the Closing Date.

     SECTION 7.06   Investments.

   The Loan Parties shall not make Investments in any Person except as permitted in Section 7.04 and except Investments (i) in direct obligations of the United States Government, or any agency
thereof   or   obligations  guaranteed  by  the   United   States
Government, provided that such obligations mature within one year from the date of acquisition thereof, (ii) Investments in time deposits, demand deposits and certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits
aggregating   at   least  $500,000,000;  (iii)   Investments   in
commercial paper given the highest credit rating by S&P or Moody's and in either case maturing not more than 364 days from the date of creation thereof, (iv) tax-free Industrial Revenue Bonds secured by letters of credit which Bonds are available for sale at auction not less frequently than weekly; (v) Cash Equivalents; and (vi) other investments approved by Lender in writing.

     SECTION 7.07   Acquisitions.

   Neither the Borrower nor any of its Subsidiaries shall consummate, or enter into any agreement providing for the consummation by the Borrower or any of its Subsidiaries, of, any Acquisition.

     SECTION 7.08   Limitation on Liens and Subsidiary Debt.

   Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any Collateral now owned or hereafter acquired by it, and the Borrower shall not permit any Subsidiary to incur any Debt, except:

          (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement and listed on Schedule
7.08;

          (b) any Lien existing on any specific fixed asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

          (c) any Lien on any specific fixed asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition or completion of construction thereof;

          (d)  Liens securing Debt owing by any Subsidiary to the Borrower;

          (e) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

          (f) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (g) Liens securing taxes, assessments or other similar governmental charges or levies which are not yet delinquent or which are being contested in good faith.

     SECTION 7.09   Restrictions on Ability of Subsidiaries to Pay
Dividends.

   The Borrower shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (i) pay any dividends or make any other distributions on its Capital Stock or any other interest or
(ii) make or repay any loans or advances made by the Borrower or any other Subsidiary to such Subsidiary.

     SECTION 7.10   Consolidated Fixed Charges Coverage Ratio.

   The Consolidated Fixed Charges Coverage Ratio, as of the end of any Fiscal Quarter, for the period of four consecutive Fiscal
Quarters  most recently ended will not at any time be  less  than
1.6 to 1.00.

     SECTION 7.11   Consolidated Leverage Ratio.

   The   Loan  Parties  shall  at  no  time  permit  their  combined
Consolidated Leverage Ratio to be greater than 1.7 to 1.00.

     SECTION 7.12   Minimum Liquidity.

   The   Loan  Parties  shall  not  permit  their  combined  minimum
Liquidity at any time to be less than $30,000,000.


     SECTION 7.13   Consolidated Senior Indebtedness/EBITDA Ratio.

   The   Loan  Parties  shall  at  no  time  permit  their  combined
Consolidated Senior Indebtedness/Consolidated EBITDA Ratio to exceed 2.5 to 1:0.

     SECTION 7.14   Dissolution.

   The Loan Parties shall not suffer or permit dissolution or liquidation either in whole or in part.



                          ARTICLE VIII.
                            DEFAULTS

     SECTION 8.01   Events of Default.

   If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within 5
Business  Days  after written notice of such due date,  or  shall fail  to  pay any fee or other amount payable hereunder within  5
Business Days after written notice that such fee or other amount is due; or

          (b) the Loan Parties shall fail to observe or perform any covenant contained in Section 6.02(ii) or Article VII; or

          (c) the Loan Parties shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) or the other Loan Documents and such failure shall not have been cured within 30 days after the earliest to occur of (i) written notice thereof has been given to the Borrower by the Lender or (ii) the Borrower otherwise becomes aware of any such failure; or

          (d) any representation, warranty, certification or statement made by the Loan Parties in Article V of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

          (e) the Loan Parties shall default (after the expiration of any applicable notice and cure periods) on any material contract with or obligation when due to a third party or default (after the expiration of any applicable notice and cure period) in the performance of any obligation to a third party incurred for money borrowed; or

          (f) the Loan Parties or any Subsidiary or United shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (g) an involuntary case or other proceeding shall be commenced against any Loan Party or any Subsidiary or United seeking liquidation, reorganization or other relief with respect to it or its  debts under any bankruptcy, insolvency or other similar  law now  or  hereafter  in  effect or seeking the  appointment  of  a
trustee,   receiver,  liquidator,  custodian  or  other   similar
official of it or any substantial part of its Property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

          (h) one or more judgments or orders for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days after entry of the judgment; or

          (i) a federal tax lien shall be filed against the Borrower or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under
Section 4068 of ERISA and in either case such lien remains undischarged for a period of 25 days after the date of filing; or

          (j) the termination or breach of, or a material adverse change in the Borrower's operating agreements with United; or

          (k) any Loan Party shall suffer the loss or revocation of any license or permit now held or hereafter acquired by any Loan
Party which is necessary to the continued or lawful operation of a material part of its business; or any Loan Party shall be enjoined, restrained, or otherwise prevented by court, governmental or administrative order from conducting all or any material part of its business affairs for a period of more than 30 days; or the Lease or any other material lease or agreement pursuant to which any Loan Party leases, uses or occupies any real property shall be cancelled or terminated prior to the expiration of its stated term; or any Loan Party or United ceases scheduled air transportation services for a period of more than 30 days; or

          (l) any Loan Party shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender (provided that nothing set forth herein shall preclude a Loan Party from enforcing its rights, and Lender's duties and obligations, under this Agreement and the other Loan Documents); or

          (m) if, after the Closing Date, there shall be any change in the ownership of Borrower;

then, and in every such event, (i) the Lender may, by notice to the Borrower, terminate the Commitment, which shall thereupon terminate and (ii) the Lender may, by notice to the Borrower, declare the Note (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents, to be, and the Note (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph (f) or (g) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the
Lender, the Commitment shall thereupon terminate and the Note (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically and without notice become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Lender shall have available to it all other remedies at law or equity.

                           ARTICLE IX.
                     CHANGE IN CIRCUMSTANCES

     SECTION 9.01   Basis for Determining Interest Rate Inadequate or
Unfair.

   If on or prior to the first day of any LIBOR Rate Loan:

          (a) the Lender determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market, or

          (b) the London Interbank Offered Rate as determined by the Lender will not adequately and fairly reflect the cost to the Lender of funding LIBOR Rate Loans, the Lender shall forthwith give notice thereof to the Borrower, whereupon until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lender to make LIBOR Rate Loans specified in such notice, or to permit continuations or conversions into LIBOR Rate Loans, shall be suspended. Unless the Borrower notifies the Lender at least 2 Business Days before the date of any Borrowing of LIBOR Rate Loans for which a Notice of Borrowing has previously been given, or continuation or conversion into such LIBOR Rate Loans for which a Notice of Continuation or Conversion has previously been given, that it elects not to borrow or so continue or convert on such date, such Borrowing shall instead be made as a Base Rate Borrowing, or such LIBOR Rate Loan shall be converted to a Base Rate Loan.

     SECTION 9.02   Illegality.

   If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein or any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Governing Authority" and any such event being referred to as a "Change of Law"), or compliance by the Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Governing Authority shall make it unlawful or impossible for the Lender (or its Lending Office) to make, maintain or fund its LIBOR Rate Loans, the Lender shall forthwith give notice thereof to the Borrower, whereupon until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lender to make or permit continuations or conversions of LIBOR Rate Loans shall be suspended. Before giving any notice to the Borrower pursuant to this Section, the Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of the Lender, be otherwise disadvantageous to the Lender. If the Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Rate Loans to maturity, and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each LIBOR Rate Loan of the Lender, together with accrued interest thereon.

     SECTION 9.03   Increased Cost and Reduced Return.

     (a) If after the date hereof, a Change of Law or compliance by the Lender (or its Lending Office) with any request or directive
(whether  or  not  having  the force of  law)  of  any  Governing
Authority:

       (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any LIBOR Rate Loan any such requirement included in an applicable LIBOR
            Rate Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, the Lender (or its Lending Office); or

      (ii) shall impose on the Lender (or its Lending Office) or on the London interbank market any other condition affecting its LIBOR Rate Loans, its Note or its obligation to make LIBOR
            Rate Loans; and the result of any of the foregoing is to increase the cost to the Lender (or its Lending Office) of making or maintaining the Loan, or to reduce the amount of any sum received or receivable by the Lender (or its Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by the Lender to be material, then the Lender shall give notice thereof to the Borrower within 90 days after the Lender becomes aware of such matters and, within 15 days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction.

    (b) If the Lender shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by the Lender (or its Lending Office or the bank holding company of which the Lender is a subsidiary) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governing Authority, has or would have the effect of reducing the rate of return on the Lender's (or such bank holding company's) capital as a consequence of its obligations hereunder to a level below that which the Lender (or such bank holding company) could have achieved but for such adoption, change or compliance (taking into consideration the Lender's (or such bank holding company's) policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time the Lender shall give notice thereof to the Borrower within 90 days after the Lender becomes aware of such matters and, within 15 days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender (or such bank holding company) for such reduction.

          (c) The Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will  entitle the Lender to compensation pursuant to this Section and will designate a different Lending Office if such designation
will   avoid  the  need  for,  or  reduce  the  amount  of,  such compensation  and  will not, in the judgment of  the  Lender,  be otherwise  disadvantageous to the Lender.  A certificate  of  the
Lender claiming compensation under this Section and setting forth the  additional  amount or  amounts to be paid  to  it  hereunder
shall  be  conclusive  in  the absence  of  manifest  error.   In
determining such amount, the Lender may use any reasonable averaging and attribution methods.

          (d) The provisions of this Section 9.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other
Transferee. The Lender agrees that it will not seek compensation or reimbursement provided for in this Section 9.03 unless the Lender as a matter of policy intends generally to seek comparable compensation or reimbursement from other borrowers similarly situated and with similarly documented financial accommodations.

     SECTION 9.04   Base Rate Loans Substituted for LIBOR Rate Loans.

   If (i) the obligation of the Lender to make or maintain LIBOR Rate Loans has been suspended pursuant to Section 9.02 or
(ii) the Lender has demanded compensation under Section 9.03, and the Borrower shall, by at least 5 Business Days' prior notice to the Lender, have elected that the provisions of this Section shall apply, then, unless and until the Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a) all Loans which would otherwise be made by the Lender as, or permitted to be continued as or converted into LIBOR Rate Loans shall instead be made as or converted into Base Rate Loans, and

          (b) after each of its LIBOR Rate Loans has been repaid, all payments of principal which would otherwise be applied to repay such LIBOR Rate Loans shall be applied to repay its Base Rate
Loans instead.

     SECTION 9.05   Compensation.

   [Intentionally Omitted]



                           ARTICLE X.
                       SECURITY AGREEMENT

     SECTION 10.01  Security Interest in Collateral.

   In order to secure prompt repayment of any and all Obligations owed by Borrower to Lender and in order to secure prompt performance of any and all other Obligations to be performed by Borrower, Borrower hereby grants to Lender a continuing security interest in and lien upon the Collateral, whether now owned or existing or at any time hereafter acquired, arising or created by Borrower, subject only to Permitted Liens. Lender's security interest in and lien upon the Collateral shall attached to all of the Collateral upon the execution and delivery of this Agreement, without further act being required of either Lender or Borrower.

     SECTION 10.02  Security Instruments; Further Assurances.

   Lender may file one or more Uniform Commercial Code financing statements, providing the Lender with a valid first lien on all Collateral now owned or hereafter acquired by the Borrower and the Borrower hereby authorizes the Lender to file such financing
statements.   Said  financing statements may  contain  a  generic
description of collateral that is broader than the collateral description contained in the security agreement set forth herein except with respect to Collateral constituting Rotable Spare
Parts.   Borrower  will perform, or will cause to  be  performed,
upon the reasonable request of Lender, each and all of the following:

          (a) Record, register and file a chattel mortgage and security agreement securing the Rotable Spare Parts, as well as such notices, financing statements and other documents or instruments as may from time to time be reasonably requested by Lender to fully carry out the intent of this Agreement, with the FAA in Oklahoma City, Oklahoma, and such other administrations or governmental agencies, whether domestic or foreign, as may be reasonably determined by Lender to be necessary or advisable in order to perfect, establish, confirm and maintain the security interest and lien created hereunder, as a legal, valid and binding security interest and lien upon the Collateral;

          (b) Furnish to Lender evidence of every such recording, registering and filing; and

          (c) Execute and deliver or perform, or cause to be executed and delivered or performed, such further and other instruments and acts as Lender reasonably determines are necessary or required to fully carry out the intent and purpose of this Agreement or to subject the Collateral to the security interest and lien created hereunder, including, without limitation: (i) any and all acts and things which may be reasonably requested by Lender with respect to complying with the laws and regulations of the FAA; and (ii) defending the title of Borrower to the Collateral by means of negotiation and, if necessary, appropriate legal proceedings, against each and every Person claiming an interest therein contrary or adverse to Borrower's title to same.

     SECTION 10.03  Power of Attorney.

   Borrower hereby irrevocably appoints Lender as its attorney-in-fact and agent with full power of substitution and re-substitution for Borrower and in its name to do, at Lender's option, any one or more of the following acts, upon the occurrence and during the continuance of an Event of Default but not thereafter: (a) to compromise, prosecute or defend any action, claim or proceeding concerning the Collateral; (b) to do any and all acts which Borrower is obligated to do under this Agreement or under any of the other Loan Documents; (c) to exercise such rights as Borrower might exercise relative to the Collateral, including, without limitation, the leasing, chartering or other utilization thereof; (d)to give notice of Lender's security interest in and the lien upon the Collateral, including, without limitation, notification to lessees and other Account Debtors of Lender's security interest in the rents and other payments due to Borrower relative to the Collateral, and the collection of any such rents or other payments; and (e) to execute in Borrower's name and file any notices, financing statements and other documents or instruments Lender determines are necessary or required to fully carry out the intent and purpose of this Agreement or to perfect Lender's security interest and lien in and upon the Collateral. The appointment of Lender as Borrower's attorney-in-fact, and each and every one of Lender's rights and powers in connection therewith, being coupled with any interest, are and shall remain irrevocable during the continuance of an Event of Default until all of the Obligations have been paid and performed.


                           ARTICLE XI.
                          MISCELLANEOUS

     SECTION 11.01  Notices.

   All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section.

     SECTION 11.02  No Waivers.

   No  failure  or delay by the Lender in exercising  any  right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 11.03  Expenses; Documentary Taxes.

   The Borrower shall pay (i) all out-of-pocket expenses of the Lender, including fees and disbursements of special counsel for the Lender, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Lender, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Lender against any transfer taxes, documentary taxes, assessments or charges made by any Governing Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

     SECTION 11.04  Indemnification.

   The Borrower shall indemnify the Lender and each Affiliate thereof and its respective directors, officers and employees from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any transaction contemplated by this Agreement or any other Loan Document or any actual or proposed use by the Borrower of the proceeds of any extension of credit by the Lender hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Lender or to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Lender, and each Affiliate thereof and its respective directors, officers, and employees, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses which are determined by a final, non-appealable judgment of a court to have been incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified. In the case of any investigation, litigation or other proceeding to which the indemnity in this Section applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower or any Subsidiary or Affiliate thereof, or any of their respective directors, shareholders, or creditors or an Indemnified Party, or any other Person or any Indemnified Party is otherwise a party thereto and whether or not any transaction contemplated by this Agreement or any other Loan Document is consummated.

     SECTION 11.05  Setoff; Sharing of Setoffs.

          (a) The Borrower hereby grants to the Lender a lien for all indebtedness and obligations owing to them from the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Lender or otherwise in the possession or control of the Lender for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Lender, whether now existing or hereafter established, hereby authorizing the Lender at any time or times with or without prior notice to apply such balances or any part thereof to such of the indebtedness and obligations owing by the Borrower to the Lender then past due and in such amounts as they may  elect,  and whether or not the Collateral, if  any,  or  the
responsibility   of  other  Persons  primarily,  secondarily   or
otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

          (b) The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in the Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     SECTION 11.06  Amendments and Waivers.

   Any  provision of this Agreement, the Note or any  other  Loan
Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Lender.

     SECTION 11.07  Independence of Covenants.

   All covenants under this Agreement and the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise allowed by, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

     SECTION 11.08  Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement.

          (b) The Lender may at any time sell to one or more financial institutions (each a "Participant") participating interests in any Loan owing to the Lender, the Note held by the Lender, the Commitment hereunder or any other interest of the Lender hereunder. In the event of any such sale by the Lender of a participating interest to a Participant, the Lender's obligations under this Agreement shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of the Note for all purposes under this Agreement, and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights
and obligations under this Agreement.   The Lender selling a
participating interest to any Participant other than an Affiliate or Related Fund of the Lender in any Loan, the Note, the Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrower with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant.

          (c) The Lender may at any time assign to one or more commercial banks, finance companies, insurance companies or other financial institution or fund which, in each case, in the ordinary course of business extends credit of the type contemplated herein and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA (each an "Assignee") all or a proportionate part of its rights and obligations under this
Agreement, the Note and the other Loan Documents, and such
Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, the
Lender, subject to clause (iii) below, by the Borrower); provided that (i) no interest may be sold by the Lender pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the Commitment, (ii) if the Lender is assigning only a portion of the Commitment, then, the amount of the Commitment being assigned (determined as of the effective date of the assignment) shall be in an amount not less than
$2,000,000 (except that there shall be no such minimum if the assignment is to any Affiliate or Related Fund of the Lender),
and (iii) no interest may be sold by the Lender pursuant to this paragraph (c) to any Assignee that is not an Affiliate or Related
Fund of the Lender without the consent of (unless a Default has occurred and is continuing) the Borrower, which consent shall not be unreasonably withheld.  Upon (A) execution of the Assignment and Acceptance by the Lender, such Assignee, and (if applicable)
the Borrower, (B) delivery of an executed copy of the Assignment to the Borrower, and (C) payment by such Assignee to the Lender of an amount equal to the purchase price agreed between the
Lender and such Assignee, such Assignee shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of the Lender under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the Lender shall be released from its obligations
hereunder  to a corresponding extent, and no further  consent  or action by the Borrower or the Lender shall be required.  Upon the consummation  of  any transfer to an Assignee  pursuant  to  this
Section  11.08(c),  the  Lender  and  the  Borrower  shall   make
appropriate arrangements so that, if required, a new Note is issued to such Assignee.

          (d) Subject to the provisions of this Section 11.08, the Borrower authorizes the Lender to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee which has executed a confidentiality agreement any and all financial information in the Lender's possession concerning the Borrower which has been delivered to the Lender by the Borrower pursuant to this Agreement or which has been delivered to the Lender by the Borrower in connection with the Lender's credit evaluation prior to entering into this Agreement.

          (e) No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 9.02 or 9.03 requiring the Lender to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          (f) Anything in this Section 11.08 to the contrary notwithstanding, the Lender may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Lender from its obligations hereunder.

     SECTION 11.09  Confidentiality.

   The Lender agrees to exercise the same standard of care that it exercises in the handling of its own confidential information to keep any information delivered or made available by the Loan Parties to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by the Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent the Lender from disclosing such information (i) to an Affiliate of the Lender, but subject to the same confidentiality obligations,
(ii)  upon  the  order  of  any court or  administrative  agency,
(iii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Lender, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vi) to the Lender's legal counsel and independent auditors, and (vii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder; provided that should disclosure of any such confidential information be required by virtue of clause (ii) of the immediately preceding sentence, to the extent permitted by law, the Lender shall promptly notify the Borrower of same so as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, the Lender shall not be required to delay compliance with any directive to disclose any such information so as to allow the Borrower to effect any such action.

     SECTION 11.10  Representation by Lender.

   The Lender hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided that, subject to Section 11.08, the disposition of the Note held by the Lender shall at all times be within its exclusive control.

     SECTION 11.11  Virginia Law.

   This Agreement, the Note and all of the other Loan Documents shall be construed in accordance with and governed by the law of the Commonwealth of Virginia.

     SECTION 11.12  Severability.

   In case any one or more of the provisions contained in this Agreement, the Note or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

     SECTION 11.13  Interest.

   In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Note or the other Loan Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by the Lender, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify the Lender in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Lender not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Lender does not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Lender hereunder or under any of the Note or the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, the Borrower covenants, to the fullest extent permitted by law, that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable, against the Lender, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Lender, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Note or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitment. The Borrower and the Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into the Note and each of the other Loan Documents (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Note and the other Loan Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

     SECTION 11.14  Interpretation.

   No  provision  of  this Agreement or any  of  the  other  Loan
Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     SECTION 11.15  Waiver of Jury Trial; Consent to Jurisdiction.

   The Loan Parties (a) and the Lender irrevocably waive, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submit to the nonexclusive personal jurisdiction in the Commonwealth of Virginia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Note and the other Loan Documents, (c) waive any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the Commonwealth of Virginia for the purpose of litigation to enforce this Agreement, the Note or the other Loan Documents, and (d) agree that service of process may be made upon it at the address set forth in Section 11.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Lender from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

     SECTION 11.16  Counterparts.

   This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 11.17  Source of Funds -- ERISA.

   The Lender hereby represents to the Borrower that no part of the funds to be used by the Lender to fund the Loans hereunder from time to time constitutes (i) assets allocated to any separate account maintained by the Lender in which any employee benefit plan (or its related trust) has any interest nor (ii) any other assets of any employee benefit plan. As used in this Section, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in
Section 3 of ERISA.



      [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                              BORROWER:

                              ATLANTIC COAST AIRLINES

                              By: /s/                           (SEAL)
                              Title:  Richard J Surratt,
                              Senior Vice President & CFO

                              45200 Business Court, Suite 100
                              Dulles, Virginia 20166
                              Attn:  Richard Surratt
                                     Senior Vice President and
                                     Chief Financial Officer
                              Telecopier number:
                              Confirmation number:


                              HOLDINGS:

                              ATLANTIC  COAST AIRLINES  HOLDINGS,
                              INC., a Delaware corporation

                              By: /s/                           (SEAL)
                              Title:  Richard J Surratt,
                              Senior Vice President & CFO

                              45200 Business Court, Suite 100
                              Dulles, Virginia 20166
                              Attn:  Richard Surratt
                                     Senior Vice President and
                                     Chief Financial Officer
                              Telecopier number:
                              Confirmation number:











          SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT





                              WACHOVIA BANK, N.A.

                              By:                               (SEAL)
                              Name:
                              Title:

                              Lending Office
                              Wachovia Bank, N.A.
                              8270 Greensboro Drive
                              4th Floor
                              McLean, Virginia 22102
                              Attention:
                              Telecopier number:
                              Confirmation number:

                                                        EXHIBIT A

                              NOTE

                    Fairfax County, Virginia

                        September 28, 2001

For value received, ATLANTIC COAST AIRLINES, a California corporation (the "Borrower"), promises to pay to the order of WACHOVIA BANK, N.A., a national banking association (the "Lender"), for the account of its Lending Office, the principal sum of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000), or such lesser amount as shall equal the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Loan and Security Agreement referred to below, on the dates and in the amounts provided in the Loan and Security Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Loan and Security Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Loan and Security Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, N.A., 8270 Greensboro Drive, 4th Floor, McLean, Virginia 22102, or such other address as may be specified from time to time pursuant to the Loan and Security Agreement.

     All Loans made by the Lender, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Loan and Security Agreement.

     This Note is the Note referred to in the Loan and Security Agreement dated as of even date herewith between the Borrower and the Lender (as the same may be amended and modified from time to time, the "Loan and Security Agreement"). Terms defined in the Loan and Security Agreement are used herein with the same meanings. Reference is made to the Loan and Security Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof, as well as the obligation of the Borrower to pay all costs of collection, including reasonable attorneys fees, in the event this Note is collected by law or through an attorney at law.

     The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Loan and Security Agreement.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                              BORROWER:

                              ATLANTIC COAST AIRLINES
                              a California corporation

                              By: /s/________________________(SEAL)
                              Name:  Richard J. Surratt
                              Title: Senior Vice President & CFO